UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2016

The Medicines Company

(Exact name of registrant as specified in charter)

Delaware	000-31191	04-3324394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 6, 2016, The Medicines Company (the “Company”) announced that it proposes to offer $350 million aggregate principal amount of convertible senior notes due 2023, subject to market conditions and other factors. The notes are to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible, upon certain conditions, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s option. The interest rate, conversion rate, offering price and other terms will be determined by negotiations among the Company and the initial purchasers of the notes. The Company also expects to grant to the initial purchasers an option to purchase up to an additional $52.5 million aggregate principal amount of the notes.

The Company expects to use a portion of the net proceeds of the offering to repurchase approximately $220 million of its 1.375% convertible notes due 2017 (the “2017 notes”) in privately negotiated transactions effected through one of the initial purchasers. The price of the 2017 notes repurchased in such transactions will be subject to individual negotiations with each holder of 2017 notes whose 2017 notes are repurchased. In the case of repurchases effected concurrently with the offering, this activity could affect the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the notes, and could result in a higher effective conversion price for the notes. In addition, following the offering, the Company may from time to time repurchase additional 2017 notes and may use net proceeds from the offering to make such repurchases. Any future repurchases could affect the market price of the Company’s common stock or the notes.

In connection with the pricing of the notes, the Company also expects to enter into capped call transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (the “Option Counterparties”). The Company expects to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, the Company may use a portion of the net proceeds from the sale of the additional notes, to enter into additional capped call transactions with the Option Counterparties.

The capped call transactions, including the additional capped call transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes, are expected to reduce the potential dilution with respect to shares of the Company’s common stock upon any conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, if the market price of the Company’s common stock is then greater than the strike price of the capped call transactions.  Such reduction of potential dilution or offset of cash payments is subject to a cap based on the cap price of the capped call transactions.

In connection with the capped call transactions, including the additional capped call transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes, the Option Counterparties have advised the Company that the Option Counterparties or affiliates thereof expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes above market levels that would have otherwise prevailed. In addition, the Option Counterparties have advised the Company that the Option Counterparties or affiliates thereof may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease, respectively, in the market price of the Company’s common stock or the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to the notes, could affect the number of shares and value of the consideration that holders will receive upon conversion of the notes.

The Company expects to use the remainder of the net proceeds of the offering (including from any exercise by the initial purchasers of their option to purchase additional notes) not used to repurchase 2017 notes or to enter into capped call transactions for general corporate purposes, including working capital and research and development expenditures.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor

Statements contained in this Current Report on Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering, whether and in what amount the Company may repurchase 2017 notes and whether the capped call transactions (including the additional capped call transactions that the Company may enter into if the initial purchasers exercise their option to purchase additional notes) will become effective, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 9, 2016, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1        Press release dated June 6, 2016 entitled “The Medicines Company Announces Intention to Offer $350 Million of Convertible Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: June 6, 2016	By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 6, 2016 entitled “The Medicines Company Announces Intention to Offer $350 Million of Convertible Notes”